Exhibit 23

                  Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-54158) of the Quaker Chemical Corporation Profit Sharing and Retirement Savings Plan of our report dated May 6, 1994, appearing on page 1 of the Annual Report of the Quaker Chemical Corporation Profit Sharing and Retirement Savings Plan on Form 11-K for the year ended December 31, 1993.

Price Waterhouse LLP
Philadelphia, Pennsylvania
October 26, 1994